EXHIBIT 4.1


                            CERTIFICATE OF SECRETARY


         I, JOHN M. LOWBER, the duly elected and acting Secretary of General Communication, Inc., an Alaska corporation, do hereby certify and declare that the document attached hereto as Exhibit 4.1A is a true and correct copy of Amendment No. 2, dated as of June 24, 2004, to the General Communication, Inc. Amended and Restated 1986 Stock Option Plan, revised in accordance with the amendments to the plan adopted by the shareholders of General Communication, Inc. at the annual shareholder meeting held on June 10, 2004.

         EXECUTED this 28th day of July, 2004 at Anchorage, Alaska.


                           GENERAL COMMUNICATION, INC.



                                             By:         /s/
                                                 John M. Lowber, Secretary


         SUBSCRIBED AND SWORN TO before me this 28th day of July, 2004.


                                                 /s/Judi Mulligan
                                                 Notary Public in and for Alaska
                                                 My Commission Expires:  8/7/04